EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 22, 2002 except for the subsequent events described in Note 9 to the 2001 financial statements as to which the date is March 15, 2002, relating to the financial statements for the year ended December 31, 2001, which appears in Adstar, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Los Angeles, California
October 16, 2003